                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT / /       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- - --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               BGS SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)

             C. RUSSEL HANSEN, JR., VICE PRESIDENT, GENERAL COUNSEL
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

- - --------------------------------------------------------------------------------

                               BGS SYSTEMS, INC.

                             128 TECHNOLOGY CENTER
                       WALTHAM, MASSACHUSETTS 02254-9111

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 13, 1995

     The Annual Meeting of the Stockholders of BGS Systems, Inc. ("BGS" or the "Company") will be held at the corporate offices of the Company, 128 Technology Center, Waltham, Massachusetts on Tuesday, June 13, 1995, at 10:00 a.m. local time, for the following purposes:

          1. To fix the number of directors at four and to elect one member of the Board of Directors to serve as the Class III director for a term of three years.

          2. To approve the Company's 1995 Employee Stock Purchase Plan as described in the Proxy Statement.

          3. To transact such other business, if any, as may properly come before the meeting.

     Only holders of BGS Common Stock of record at the close of business on April 18, 1995 will be entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open.

     All stockholders are cordially invited to attend the meeting.

                                            By Order of the Board of Directors

                                            JEFFREY P. BUZEN, Clerk

Waltham, Massachusetts
May 9, 1995

                                   IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. THE ENCLOSED RETURN ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE U.S.A.

                               BGS SYSTEMS, INC.

                             128 TECHNOLOGY CENTER
                       WALTHAM, MASSACHUSETTS 02254-9111

                                PROXY STATEMENT
                                    FOR THE
                      1995 ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BGS Systems, Inc. ("BGS" or the "Company") for the 1995 Annual Meeting of Stockholders to be held on June 13, 1995, and at any adjournment thereof (the "Meeting").

     As of April 18, 1995, the record date for the Meeting, there were 3,101,964 shares of Common Stock, $.10 par value per share, of the Company ("Common Stock") outstanding and entitled to be voted at the Meeting. Each such share is entitled to one vote on each matter to be voted upon. To be voted, proxies must be filed with the Clerk prior to voting. A majority of such shares, present in person or represented by proxy, will constitute a quorum at the meeting. Abstentions and broker non-votes (as described below) will be considered present for purposes of determining the presence of a quorum. Directors will be elected by a plurality of the votes cast. For all other matters to be voted upon at the Meeting, the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for approval. For purposes of determining the outcome of the vote on these matters, an instruction to "abstain" from voting on a proposal will be treated as shares present and entitled to vote, and will have the same effect as a vote against a proposal. "Broker non-votes" which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, are not counted for the purpose of determining the number of shares present in person or represented by proxy on a voting matter and have no effect on the outcome of the vote.

     Properly executed and dated proxies received will be voted in accordance with instructions thereon. If the proxy card is signed and returned and no instructions are given on the proxy with respect to the matters to be acted upon, the shares represented by the proxy will be voted for the election of the nominee for Director designated below, to approve the Company's 1995 Employee Stock Purchase Plan and in the discretion of the proxy holders on any other matters that properly come before the Meeting. A stockholder giving a proxy may revoke it at any time before it is exercised by filing with the Clerk of BGS an instrument of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute the revocation of a proxy.

     Votes will be counted by the Inspector of Election appointed at the Meeting and the Company's Transfer Agent, The First National Bank of Boston. The Inspector of Election has customarily been Normand Bilodeau, the Company's Chief Financial Officer.

     This Proxy Statement, the accompanying Proxy card, and the Annual Report of BGS, including financial statements for the fiscal year 1995, are first being mailed to stockholders on or about May 9, 1995.

                           I.  ELECTION OF DIRECTORS

     The Board of Directors of BGS is divided into three classes, with the term of office of each class ending in successive years. The term of the Class III Director expires with this Annual Meeting of Stockholders. The nominee for Class III, if elected, will serve three years until the 1998 Annual Meeting and until a successor has been elected and qualified. The current Directors of Classes I and II will continue in office until the 1996 and 1997 Annual Meetings respectively.

     At the Meeting, the current Class III director, Harold S. Schwenk, Jr., will be nominated for election to the Board of Directors. Unless otherwise instructed, the persons named in the accompanying proxy will vote, as permitted by the By-Laws of the Company, to fix the number of directors at four and to elect Dr. Schwenk as the Class III Director. Proxies may not be voted for a greater number of persons than the number of nominees named. If, for any reason, a nominee should not be a candidate for election at the Meeting, the proxies will be cast for a substitute nominee designated by the Board of Directors. The Board does not anticipate that the nominee will be unavailable.

NOMINEE FOR ELECTION AT THIS MEETING TO A TERM EXPIRING IN 1998 (CLASS III DIRECTOR):

HAROLD S. SCHWENK, JR.
Dr. Schwenk, 53, has been a director since 1975. He is Chairman of the Board, Chief Executive Officer and President of the Company. He has been Chairman and President since 1975 and Chief Executive Officer since 1983. He also served as the acting Chief Financial Officer from April 1985 to April 1990. Dr. Schwenk received his Ph.D. in Applied Mathematics from Harvard University in 1972. Dr. Schwenk serves ex officio on the Compensation Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE CLASS III NOMINEE LISTED
ABOVE.

DIRECTORS WHOSE TERM CONTINUES UNTIL 1996 (CLASS I DIRECTORS):

JEFFREY P. BUZEN
Dr. Buzen, 51, has been a director since 1975. He is Chief Scientist, Senior Vice President, and Treasurer of the Company and has served as Clerk and Director since 1975. Dr. Buzen developed the mathematical techniques upon which many of the Company's products are based. In addition to his work at the Company, Dr. Buzen has held faculty positions at Harvard and Brown Universities and has published numerous articles on the theory and practice of capacity management. Dr. Buzen received a Ph.D. in Applied Mathematics from Harvard University in 1971.

PAUL R. DUNCAN
Mr. Duncan, 54, has been a director since 1988. He has been Executive Vice President of Reebok International Ltd., a publicly-held athletic footwear corporation based in Stoughton, Massachusetts and Chief Financial Officer for more than five years. Mr. Duncan is also a director of Reebok International Ltd. and Cabletron Systems, Inc. Mr. Duncan is Chairman of the Audit and Compensation Committees.

DIRECTOR WHOSE TERM CONTINUES UNTIL 1997 (CLASS II DIRECTOR):

JUDITH N. GOLDBERG
Mrs. Goldberg, 48, has been a director since April 1994. Mrs. Goldberg has been a private investor for over five years. She serves as a Director and Chairman of the Board of Young Audiences of Massachusetts, Inc., a not for profit arts in education organization. She received her A.B. from

Harvard-Radcliffe College in 1968 and her M.A.T. from Yale University in 1969. Mrs. Goldberg is a member of the Audit and Compensation Committees.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

MEETINGS AND COMMITTEES

     The Board of Directors met seven times and acted by written consent three times during fiscal 1995. For the incumbent Board of Directors as a whole, attendance was 100% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings of all committees of the Board on which they served (during the periods they served). In addition, the Company's directors frequently take part in the consideration of Company matters and documents and in communications with the Chairman of the Board and others wholly apart from such meetings.

     Each director who is not an employee of the Company is paid an annual retainer of $7,000 and a fee of $500 for each Board of Directors meeting attended. Non-employee directors (Mr. Duncan and Mrs. Goldberg) who serve on the committees of the Board receive an additional $4,000 per year for each committee on which they serve.

     The Audit Committee, which is composed entirely of the nonemployee directors, held one meeting during fiscal 1995. The responsibilities of the Audit Committee are to make recommendations to the Board of Directors regarding the engagement of the Company's independent auditors, to review and approve any major accounting policy changes affecting the Company's operating results, to review the arrangements for and scope of the independent audit and the results of the audit, to review the scope of non-audit activities performed by the independent auditors, to assure that the auditors are in fact independent and to establish and monitor policies to prohibit unethical, questionable or illegal activities by employees of the Company.

     The Compensation Committee, composed of the non-employee directors, held four meetings in fiscal 1995. The Committee administers the Company's stock option plans, determines the compensation of the Chief Executive Officer and reviews the compensation of certain other senior executives. Dr. Schwenk, Chief Executive Officer and President, serves ex officio. See "Compensation Committee Interlocks and Insider Participation" below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Paul R. Duncan and Judith N. Goldberg are the current members of the Compensation Committee. Dr. Schwenk, Chief Executive Officer and President, serves ex officio. See "Certain Transactions" on page 12 regarding Dr. Schwenk's compensation and "Report of the Compensation Committee of the Board of Directors on Executive Compensation" under the caption "General" on page 8 for a description of Dr. Schwenk's ex officio service.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 18, 1995, with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director and nominee, (iii) each of the executives named in the Summary Compensation Table and (iv) all current directors and executive officers as a group.

                                                             SHARES OF
                                                           COMMON STOCK
                                                           BENEFICIALLY
                                                             OWNED AT        PERCENTAGE OF
                     NAME AND ADDRESS OF                     APRIL 18,       COMMON STOCK
                      BENEFICIAL OWNER                         1995           OUTSTANDING
    -----------------------------------------------------  -------------
    Jeffrey P. Buzen.....................................      634,757(1)         20.3
      128 Technology Center, Waltham, MA 02254-9111
    Paul R. Duncan.......................................       16,000(2)        *
    Judith N. Goldberg...................................      591,257(3)         19.0
      128 Technology Center, Waltham, MA 02254-9111
    Harold S. Schwenk, Jr. ..............................      629,575(4)         20.1
      128 Technology Center, Waltham, MA 02254-9111
    James S. McGuire.....................................        4,435(5)        *
    C. Russel Hansen, Jr.................................      586,906(6)         18.9
      128 Technology Center, Waltham, MA 02254-9111
    Normand Bilodeau.....................................          405(7)        *
    Robert P. Goldberg Revocable Trust #2................      519,661(8)         16.7
      128 Technology Center, Waltham, MA 02254-9111
    Wellington Management Company........................      318,280(9)         10.3
      75 State Street, Boston, MA 02109
    Directors and Executive Officers
      as a Group (7 persons).............................    1,882,514(10)        59.2

- - ---------------
  *  Represents less than 1% of the Common Stock outstanding.

 (1) Includes 30,000 shares of Common Stock subject to options which are presently exercisable. Excludes 20,000 shares of Common Stock subject to options which are not presently exercisable.

 (2) Includes: (a) 12,000 shares of Common Stock subject to options which are presently exercisable, and (b) 2,000 shares of Common Stock which Mr. Duncan, if he remains in office at the June 13, 1995 Annual Meeting, will have the right to acquire within 60 days of April 18, 1995, through the exercise of options. Excludes 8,000 shares of Common Stock subject to options which are not presently exercisable.

 (3) Includes: (a) 519,661 shares of Common Stock owned by the Robert P. Goldberg Revocable Trust #2, with respect to which shares Mrs. Goldberg as co-trustee, has shared power to vote and control the disposition, (b) 2,000 shares of Common Stock subject to options which are presently exercisable and (c) 2,000 shares of Common Stock which Mrs. Goldberg, if she remains in office at the June 13, 1995 Annual Meeting, will have the right to acquire within 60 days of April 18, 1995, through the exercise of options. Excludes 8,000 shares of Common Stock subject to options which are not presently exercisable. The shares also include (a) 6,436 shares of Common Stock owned by Mrs. Goldberg's children and (b) 61,160 shares of Common Stock held by two unrelated co-trustees of four irrevocable trusts (15,290 in each trust) for the benefit of Mrs. Goldberg's children. Mrs. Goldberg disclaims beneficial ownership of all 67,596 shares.

 (4) Includes: (a) 9,180 shares of Common Stock held of record by Dr. Schwenk as custodian for the benefit of his daughters, (b) 2,750 shares held of record by Dr. Schwenk's wife as custodian for the benefit of their son, and (c) 3,235 shares of Common Stock held of record by Dr. Schwenk's wife. Dr. Schwenk disclaims beneficial ownership of all of such 15,165 shares. Also includes:

     30,000 shares of Common Stock subject to options which are presently exercisable and 147,672 shares of Common Stock held in the Harold S. Schwenk, Jr. Qualified Annuity Trust -- 1995 with respect to which shares Dr. Schwenk as grantor-trustee, has sole power to vote and control the disposition. Excludes (a) 20,000 shares of Common Stock subject to options which are not presently exercisable and (b) 525 shares held by Dr. Schwenk's son who is of the age of majority and does not share Dr. Schwenk's household.

 (5) Excludes 25,000 shares of Common Stock subject to options which are not exercisable within 60 days of April 18, 1995.

 (6) Includes: (a) 519,661 shares of Common Stock owned by the Robert P. Goldberg Revocable Trust #2, with respect to which shares Mr. Hansen as co-trustee, has shared power to vote and control the disposition and (b) 61,160 shares of Common Stock held of record by four irrevocable trusts of which Mr. Hansen is a co-trustee for the benefit of children who are not related to Mr. Hansen. Mr. Hansen disclaims beneficial ownership of all 580,821 shares. Also includes 4,000 shares of Common Stock subject to options which are presently exercisable. Excludes 6,000 shares of Common Stock subject to options which are not presently exercisable.

 (7) Includes 5 shares of Common Stock held of record by Mr. Bilodeau's wife. Mr. Bilodeau disclaims beneficial ownership of all 5 shares.

 (8) Mr. Hansen and Mrs. Goldberg as trustees with equal voting rights, have shared power (by majority vote) to vote and control the disposition of all of the 519,661 shares of Common Stock owned by the Trust.

 (9) Represents holdings as of December 31, 1994, based on information contained in a Schedule 13G filed by Wellington Management Company with the Securities and Exchange Commission.

(10) Includes 78,000 shares subject to options which are presently exercisable and 4,000 shares that may be acquired within 60 days of the record date through the exercise of stock options. Excludes 87,000 shares of Common Stock subject to options which are not presently exercisable.

     There are no arrangements known to the Company which may result at a later date in a change in control of the Company.

                                     ITEM 2

                 APPROVAL OF 1995 EMPLOYEE STOCK PURCHASE PLAN

     Because the final offering under the 1990 Stock Purchase Plan will expire on June 30, 1995, and because management believes it advisable and in the best interests of the Company to continue to encourage stock ownership by employees of the Company and its subsidiaries, on January 26, 1995, the Board of Directors of the Company adopted, subject to stockholder approval, the 1995 Employee Stock Purchase Plan (the "1995 Stock Purchase Plan") covering an additional 30,000 shares of the Company's Common Stock. The 30,000 shares issuable under the 1995 Stock Purchase Plan represents less than 1% of the 3,101,964 shares of Common Stock outstanding on April 18, 1995 (net of treasury shares). The 1995 Stock Purchase Plan is in all material respects similar to the 1990 Stock Purchase Plan. The effect of the adoption of the 1995 Stock Purchase Plan will be to extend the benefits provided by the 1990 Stock Purchase Plan (except with respect to the maximum number of shares) for another two years. The 1995 Stock Purchase Plan is summarized below. This summary is qualified in all respects by reference to the full text of the 1995 Stock Purchase Plan, which appears as Exhibit A to this Proxy Statement.

GENERAL

     The 1995 Stock Purchase Plan consists of four semiannual offerings of 7,500 shares each. The number of shares available for an offering may be increased, at the election of the Board of Directors, by the shares, if any, which were made available but not purchased during an earlier offering. The offerings will commence on January 1 and July 1 and end on June 30 and December 31, respectively of each year. The first offering under the 1995 Stock Purchase Plan will commence on July 1, 1995, or such time thereafter as the Company shall have qualified and registered the shares subject to the 1995 Stock Purchase Plan under applicable Federal and state securities laws, and will end on December 31, 1995, and the last offering will commence on January 1, 1997 and end on June 30, 1997.

     With certain exceptions, all full-time employees, including officers, who have been employed by the Company or its subsidiaries for at least 30 days are eligible to participate in the 1995 Stock Purchase Plan. No director, nominee for director or executive officer set forth in the Executive Compensation table, however, will be eligible to participate in the 1995 Employee Stock Purchase Plan if he owns shares representing 5% or more of the total number of shares of the Company's Common Stock outstanding. Participation terminates automatically upon termination of employment.

     During each semiannual offering, the maximum number of shares which may be purchased by a participating employee is determined on the first day of the offering period under a formula whereby 85% of the market value of a share of the Company's Common Stock on the first day of the offering is divided into an amount equal to that portion of that employee's semiannualized base pay which he or she has elected to have withheld. An employee may elect to have a whole number percentage from one to ten percent withheld from his or her base pay for this purpose. As of April 18, 1995, the market value of the 30,000 shares of Common Stock issuable under the 1995 Stock Purchase Plan would have been $893,750.

FEDERAL INCOME TAX CONSEQUENCES

     If the 1995 Stock Purchase Plan is approved by the stockholders, it will meet the requirements of Section 423 of the Code. Under these circumstances, no income tax consequences arise until a participating employee disposes of the stock acquired under the 1995 Stock Purchase Plan. If he or she disposes of the stock more than two years after the first day of the plan year in which the stock was purchased or more than one year from the date of exercise with respect to those shares or if he or she dies while still owning the stock, the difference between (1) the purchase price and (2) the fair market value at the beginning of the plan year or the fair market value at the time of disposition or death, whichever difference is less, will be ordinary income, and the excess, in the event of disposition, of the sale price over the sum of the amount recognized as ordinary income plus the purchase price will be capital gain. If he or she disposes of the stock less than two years after the first day of the plan year in which the stock was purchased or less than one year from the date of exercise with respect to those shares, he or she must recognize ordinary income on any spread between the purchase price and the market value of the stock at the time the purchase is complete, whether or not the stock has increased or decreased in value thereafter. Capital gain or loss rules then apply (long-or-short-term depending on how long the stock was held) to any change in market value between the date of completion of the purchase and the date of any sale. For tax purposes, a "disposition" includes not only a sale, but also a gift. In the event of a disposition less than two years from the first day of the plan year in which the stock was purchased or less than one year from the date of exercise, the Company will be entitled to a deduction equal to the amount taxable to the employee as ordinary income.

ADMINISTRATION; OTHER

     The 1995 Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors which is authorized to decide questions of eligibility and to make rules and regulations for the administration and interpretation of the 1995 Stock Purchase Plan.

     In the event of any stock split, stock dividend, merger, consolidation, reorganization, recapitalization or other change in corporate structure or capitalization affecting the Company's Common Stock, the Committee shall make adjustments in the number, kind, and price of shares, issuable under the 1995 Stock Purchase Plan, including adjustment in the maximum number of shares authorized under the 1995 Stock Purchase Plan. The Board of Directors may at any time terminate, suspend or amend the 1995 Stock Purchase Plan, provided that such termination, suspension or amendment will not affect elections already accepted by the Company and provided that no amendment of the 1995 Stock Purchase Plan will, without approval of the Company's stockholders, (a) increase the aggregate number of shares that may be issued in connection with the 1995 Stock Purchase Plan, (b) change the purchase price formula of the 1995 Stock Purchase Plan, or (c) materially modify the requirements as to eligibility for participation in the 1995 Stock Purchase Plan.

     There are approximately 164 employees who are eligible to participate in the 1995 Stock Purchase Plan as of January 31, 1995, at which time the market value of a share of the Company's Common Stock was $25.68. The following table sets forth the number of shares of the Company's Common Stock purchased in 1994 under the Company's Employee Stock Purchase Plan then in effect and the average exercise price paid therefor during the plan year by the persons listed below:

          BENEFITS UNDER THE 1990 EMPLOYEE STOCK PURCHASE PLAN IN 1995

                                       Number of Shares     Average Exercise
         Name and Position                Purchased            Price ($)
- - ----------------------------------------------------------------------------
Harold S. Schwenk, Jr.                          --                   --
  Chairman, CEO and President
Jeffrey P. Buzen                                --                   --
  Chief Scientist, Senior Vice
  President, Clerk and Treasurer
James S. McGuire                               435               $20.08
  Chief Operating Officer
C. Russel Hansen, Jr.                          707               $21.09
  Vice President and General
  Counsel
Normand Bilodeau                                --                   --
  Chief Financial Officer
All Employees as a Group                    15,579               $21.09

THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

               REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                     OF DIRECTORS ON EXECUTIVE COMPENSATION

General

     The Compensation Committee is composed of the two outside, independent directors, Paul R. Duncan (Chairman) and Judith N. Goldberg. The Chief Executive Officer, Harold S. Schwenk, Jr., sits ex officio. The Committee's responsibilities include setting the compensation of the Chief Executive Officer and reviewing the compensation for all other executive officers and other senior officers of the Company. The Committee also grants all stock options to executive officers and other employees. Dr. Schwenk provides compensation information, survey data and other material requested by the Committee. He makes recommendations to the Committee on the compensation of the other executive officers, and he participates in the discussions regarding these officers. He does not attend or participate in the discussions regarding his own compensation, and makes no recommendation with respect thereto. He does not vote on the Compensation Committee. He does not administer the Company's stock option plans.

Compensation Philosophy

     The Committee reviews an officer's bonus on the basis of the quantitative performance of the Company (e.g. earnings per share and earnings per share growth) and each officer's contribution to that performance (e.g. contribution to revenue and revenue growth, cost control and relative contribution to margin levels). The Committee also considers qualitative accomplishments of each officer and the Company as a whole (e.g. effort, development of management and development and execution of strategic plans). The relative weights of these factors are imprecise and vary from year to year. The Committee also considers the compensation levels of other officers with roughly comparable job descriptions in other companies. With respect to an officer's base pay, the Committee considers the same factors, but predominant weight is given to base pay compensation levels at comparable companies. In fiscal 1995, the single most important factor in determining the bonuses of all officers was corporate performance -- principally earnings per share and the growth in earnings per share.

Compensation Comparability and Compensation Surveys

     Factors of comparability include line of business, size of revenue, level of earnings, geographic location and number of employees. In general, companies in these surveys were either in the computer software industry or located in the Massachusetts area or both. The Committee did not design its executive compensation study with the express purpose of including any or all of the companies that have from time to time during the past year been included in the CRSP Index for Nasdaq Computer & Data Processing Stocks (shown on the Stock Performance Graph on page 13). Instead, the Committee reviewed information from what the Committee understood to be the most widely respected management compensation surveys (ranging in number from two to four, depending on the executive office in question). The salary levels were not set with reference to a high, medium or low end of the companies or surveys studied. As noted above, the surveys play a more significant role in determining base pay than other factors. In determining bonuses (where Company performance played the largest role last year), the surveys are used as a verification benchmark to assure that the Company's compensation is comparable. For fiscal 1995, each of the base pay and the total compensation of the group of executive officers fell in the upper middle range of compensation reported.

     The compensation of Mr. McGuire is determined under an employment agreement which is under review by the Compensation Committee. The base pay and the bonus were initially established under that agreement, and they are currently reviewed and determined on the basis of the compensation policies noted above for other officers. The agreement reflects these policies and is terminable at any time by the Company or Mr. McGuire. See "Employment Agreements" on page 12.

Determination of the Chief Executive Officer's Compensation for the Last Fiscal Year

     The Committee has complete discretion in determining the compensation of the Chief Executive Officer. In determining such compensation for the last fiscal year on a quantitative basis, the Committee considered relative levels of compensation of other chief executive officers in the compensation surveys reviewed for other executive officers as well as the Company's corporate performance. Earnings per share grew from $2.23 in fiscal 1994 to $2.38 in fiscal 1995, an increase of 7%. Qualitatively, the Committee considered the pace and impact of the introduction of new products in areas of strategic importance and the pursuit of new technology in other new areas. Having previously granted Dr. Schwenk long term stock options, the Committee did not grant Dr. Schwenk any equity compensation in fiscal 1995. For fiscal 1995, Dr. Schwenk's base pay and total compensation fell in the upper middle of the range of compensation reported in the surveys.

Compensation Methods

     Base salaries and bonuses for executive officers are viewed as appropriate remuneration vehicles to enhance performance on an annual basis. The Company has utilized stock options for executive officers to provide longer term performance-related incentives, in order to link their rewards directly to shareholder gains over a longer period of time. These options are generally granted at a premium to the market price on the date of grant. The size and duration of the grants are based on prior grants of stock options, if any, to the particular individual and historical and current grants to all other past and current option holders, taking into account the Company's preference for long-term stock performance based compensation.

     On June 14, 1994, the Committee determined to grant Mr. McGuire options to acquire 25,000 shares. See "Option Grants in Last Fiscal Year" on page 11. The Committee made no new stock option grants to other executive officers during fiscal 1995. The Committee believes that the executive officers have been granted appropriate options to date, and it will periodically continue to consider additional grants in the future.

Deductibility of Compensation Expense

     The Committee has reviewed Section 162(m) of the Internal Revenue Code added by the Omnibus Budget Reconciliation Act of 1993. The new provisions generally took effect on January 1, 1994, although there are some later transitional dates, and were intended to limit deductions for certain compensation in excess of one million dollars annually paid to the chief executive officer and four other highest paid executive officers of corporations required to register under Section 12(g) of the Securities Exchange Act of 1934.

     The Committee has decided to take no action at this time with respect to the Company's compensation program as a result of this change in the tax law but to continue to evaluate the possible effects of the new provisions. The Committee believes it has ample time to analyze the limitations because the impact of the legislation and proposed regulations will not be significant for at least the next several years. In addition, aggregate compensation for any executive officer is unlikely to exceed the one million dollar limit during this period. The Committee believes that the passage of time will not only provide greater opportunity for reflection but also the opportunity to gather additional information and clarification.

              Paul R. Duncan, Chairman
              Judith N. Goldberg
              Harold S. Schwenk, Jr., ex officio member

EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to the Company and its subsidiaries during each of fiscal 1993, 1994 and 1995 to the Company's Chief Executive Officer and
the Company's four most highly compensated executive officers other than the
Chief Executive Officer. This information includes the dollar values for base salaries, bonus awards, and certain other compensation, if any, whether paid or deferred.
- - --------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE

                                                                          Long Term
                                                                         Compensation
                                                                        --------------
                                               Annual Compensation
                                                                            Awards
                                               ---------------------------------------

                                                                          Securities        All Other
Name and                                                     Bonus        Underlying       Compensation
Principal Position                   Year      Salary($)      ($)         Options(#)          ($)(1)
- - ------------------------------------------------------------------------------------------------------------
    Harold S. Schwenk, Jr.           1995      216,300      90,000            --              1,332
    Chairman, Chief Executive        1994      216,300      60,000            --              1,659
    Officer and President            1993      216,300      60,000            --              1,410
    Jeffrey P. Buzen                 1995      216,300      90,000            --              1,332
    Chief Scientist and Senior       1994      216,300      60,000            --              1,657
    Vice President                   1993      216,300      60,000            --              1,410
    James S. McGuire                 1995      150,000      75,000          25,000            1,145
    Chief Operating Officer          1994      150,000      50,000            --              1,710
                                     1993      150,000      75,000            --              1,410
    C. Russel Hansen, Jr.            1995      130,000      12,000            --               896
    Vice President and General       1994      130,000      26,667            --               891
    Counsel                          1993      130,000      20,000            --                --
    Normand Bilodeau                 1995       92,650      30,000            --               564
    Chief Financial Officer          1994       90,001       5,000            --               634
                                     1993       83,138      23,000            --               632

- - --------------------------------------------------------------------------------

(1) Represents amounts allocated under the Company's Profit-Sharing Retirement Plan and Trust.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options granted during 1995 to the named executives:

                                  INDIVIDUAL GRANTS
                               ------------------------                              POTENTIAL REALIZABLE
                                            % OF TOTAL                             VALUE AT ASSUMED ANNUAL
                               NUMBER OF      OPTIONS                                RATES OF STOCK PRICE
                               SECURITIES   GRANTED TO    EXERCISE                 APPRECIATION FOR OPTION
                               UNDERLYING    EMPLOYEES     OR BASE                           TERM
                                OPTIONS      IN FISCAL      PRICE     EXPIRATION   ------------------------
                                GRANTED        YEAR       ($/SHARE)      DATE       5% ($)         10% ($)
                               ----------   -----------   ---------   ----------   --------        --------
Harold S. Schwenk, Jr. ......       -0-
Jeffrey P. Buzen.............       -0-
James S. McGuire.............     5,000         100%       $ 31.50      7/14/04      99,068         251,055
                                  5,000                    $ 33.08      7/14/04     104,037         263,648
                                  5,000                    $ 34.73      7/14/04     109,226         276,798
                                  5,000                    $ 36.47      7/14/04     114,698         290,666
                                  5,000                    $ 38.29      7/14/04     120,422         305,171
C. Russel Hansen, Jr. .......       -0-
Normand Bilodeau.............       -0-

- - ---------------
(1) The options were granted for a term of approximately ten years, subject to earlier termination in certain events related to termination of employment. The options are exercisable in 5,000 share increments on July 1 of each year commencing July 1, 1995. The fair market value was $24.00 per share on the grant date (June 14, 1994). The Compensation Committee retains the discretion, but not the obligation, to accelerate the vesting of these options at any time for any or no reason.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth certain information regarding the number and value at January 31, 1995, of unexercised options held by each of the executive officers named in the Summary Compensation Table above. None of the unexercised options were in-the-money as of January 31, 1995.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                         Number of Securities
                              Underlying
                          Unexercised Options
                             at FY-End (#)
                         ---------------------
                             Exercisable/
         Name                Unexercisable
- - ----------------------------------------------
Harold S. Schwenk, Jr.     20,000 E/30,000 U
Jeffrey P. Buzen           20,000 E/30,000 U
James S. McGuire             0 E/25,000 U
C. Russel Hansen, Jr.       2,000 E/8,000 U
Normand Bilodeau                0 E/0 U

CERTAIN TRANSACTIONS

     From February 1, 1995, to the present, there have been no (and there are no currently proposed) transactions in which the amount involved exceeds $60,000 to which the Company or any of its subsidiaries was (or is to be) a party and in which any executive officer, director, five percent beneficial owner of the Company's Common Stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except as set forth below and payments set forth under "Executive Compensation" above.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Mr. McGuire on December 5, 1990. The agreement, currently under review by the Compensation Committee, is terminable at any time by the Company or Mr. McGuire. In the event the Company terminates Mr. McGuire's employment without cause, the Company has agreed to make decreasing salary continuation payments over a 36 month period (ranging from 100% of base monthly salary in the first 6 months to 33 1/3% in the last 24) or until Mr. McGuire finds other employment (which he has agreed to make reasonable efforts to do), whichever first occurs. The agreement provides for an annual base salary of $150,000, and participation in an incentive plan whereby Mr. McGuire could receive up to an additional $75,000 in incentive payments, in the event that Mr. McGuire achieves the higher goals established in the program. The Company has the discretion to make additional payments for additional performance.

TERMINATION OF EMPLOYMENT ARRANGEMENTS

     The Company's policy on involuntary termination with respect to all other officers and other employees is to determine the amount of payments made, if any, in connection therewith on a case by case basis. Although the policy makes reference to a maximum payment of one week's pay for each six months' employment (plus four weeks' pay if four weeks notice is not given), the actual amounts may be greater or lower or nothing at all depending on the unique facts of each termination. See "Employment Agreements" above for a discussion of termination arrangements for Mr. McGuire.

GRAPHICAL COMPARISONS OF COMMON STOCK TO MARKET INDICES

     The following graph sets forth the yearly percentage change in the cumulative stockholder return on BGS Common Stock during the five fiscal years ended January 31, 1995 with the cumulative total return on the CRSP Total Return Index for The Nasdaq Stock Market (US & Foreign) and the CRSP Index for Nasdaq Computer & Data Processing Stocks. The CRSP Index for Nasdaq Computer and Data Processing Stocks includes all companies within SIC Code 737. The comparison assumes $100 was invested on January 31, 1990 in BGS Common Stock and in each of such indices, and assumes reinvestment of dividends.

                    [STOCK PERFORMANCE GRAPH APPEARS HERE]

                                                  Measurement Period
                                                 (Fiscal Year Covered)
                                1990      1991      1992      1993      1994          1995
- - ------------------------------------------------------------------------------------------
    BGS Systems, Inc.          100.0     170.1     261.6     270.3     172.9         175.3

    CRSP Index for Nasdaq
    Stock Market (US &         100.0     102.5     156.7     176.6     203.7         191.8
    Foreign)

    CRSP Index for Nasdaq
    Computer and Data          100.0     134.7     237.8     250.9     268.1         302.3
    Processing Stocks

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company assists its executive officers and directors with these filings. Based solely on the information furnished to the Company by the Company's executive officers and directors, the Company believes that during fiscal year 1995, all Section 16(a) reports were filed on a timely basis.

STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the Company's 1996 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission must be received by the Company at its executive offices, attention of the Clerk, on or before January 10, 1996.

RELATIONSHIPS WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Ernst & Young LLP, independent public accountants, has audited the accounts of the Company and subsidiaries since 1978 and has been selected to do so for fiscal year 1996. A representative of Ernst & Young is expected to be present at the Meeting with the opportunity to make a statement if he desires to do so and to be available to respond to appropriate questions.

OTHER BUSINESS

     Management does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

EXPENSES OF SOLICITATION

     All expenses of soliciting proxies will be paid by the Company. Proxies may be solicited personally, or by telephone, by employees of the Company, but the Company will not pay any compensation for such solicitations. The Company will reimburse brokers, banks and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING CERTAIN EXHIBITS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING THE OFFICE OF INVESTOR RELATIONS, BGS SYSTEMS, INC., 128 TECHNOLOGY CENTER, WALTHAM, MASSACHUSETTS 02254-9111. STOCKHOLDERS MAY ALSO OBTAIN A LIST OF THE COMPANIES INCLUDED IN THE CRSP INDEX FOR NASDAQ COMPUTER AND DATA PROCESSING STOCKS (SIC CODE 737) BY CONTACTING THAT OFFICE OF INVESTOR RELATIONS.

                                            By Order of the Board of Directors

                                            JEFFREY P. BUZEN, Clerk

                                   EXHIBIT A

                       1995 EMPLOYEE STOCK PURCHASE PLAN
                                JANUARY 26, 1995

1.  Purpose.

     The purpose of this 1995 Employee Stock Purchase Plan (the "Plan") is to provide employees of BGS Systems, Inc. (the "Company"), and its subsidiaries, who wish to become shareholders of the Company an opportunity to purchase Common Stock, $.10 par value per share, of the Company (the "Shares"). The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2.  Definitions.

     (a) "Base pay" means an Employee's regular straight-time earnings, including commissions paid, payments for overtime, incentive compensation, bonuses, and other special payments. "Base pay" shall include any amounts deducted from an Employee's earnings pursuant to any salary reduction plan of the Company or any Subsidiary.

     (b) "Employee" means any person who is customarily employed for 20 or more hours per week and more than five months in a calendar year by (1) the Company or (2) any Subsidiary.

     (c) "Offering Commencement Date" means the applicable date on which an Offering under the Plan commences pursuant to Paragraph 4.

     (d) "Offering Termination Date" means the applicable date on which an Offering under the Plan terminates pursuant to Paragraph 4.

     (e) "Subsidiary" means any present or future corporation organized in one of the United States which (i) would be a "subsidiary corporation" as that term is defined in Section 425 of the Code and (ii) is designated as a participant in the Plan by the Administering Group described in Paragraph 13.

3.  Eligibility.

     (a) Any Employee who shall have completed 30 days of employment and shall be employed by the Company or any Subsidiary on the date his or her participation in the Plan is to become effective shall be eligible to participate in the Plan.

     (b) Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option to participate in the Plan:

          (i) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company (for purposes of this Paragraph the rules of Section 425(d) of the Code shall apply in determining stock ownership of any employee); or

          (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.  Offering Dates.

     The Plan will be implemented by four semiannual offerings (referred to herein collectively as "Offerings" and individually as an "Offering") of a maximum of 7,500 Shares each (subject to adjustments as provided in Paragraphs 12(a) and 17). The first Offering shall commence on July 1, 1995 and terminate on December 31, 1995 and the final Offering shall commence on January 1, 1997 and terminate on June 30, 1997. The date on which an Offering commences is referred to as an "Offering Commencement Date", and the date on which an Offering terminates is referred to as an "Offering Termination Date."

     Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering.

5.  Participation.

     (a) An eligible Employee may become a participant in an Offering by completing an authorization for payroll deduction ("Authorization") on the form provided by the Company and filing it with the Company at least fourteen (14) days and no more than sixty (60) days prior to the applicable Offering Commencement Date.

     (b) Payroll deductions for a participant shall commence on the applicable Offering Commencement Date of the Offering for which such participant's Authorization is filed and shall end on the Offering Termination Date of such Offering, unless sooner terminated pursuant to Paragraph 10.

6.  Payroll Deductions.

     (a) At the time a participant files his Authorization for a payroll deduction, the participant shall elect to have deductions made at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10 percent from his or her base pay (not in excess of $75,000 per annum) on each payday during the time he or she is a participant in an Offering.

     (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any separate cash payment into such account.

     (c) Except as provided in Paragraph 8(b) or 10, a participant may not make any changes to his or her participation during an Offering and, specifically, a participant may not during an Offering alter the amount of his or her payroll deductions for such Offering.

7.  Granting of Option.

     (a) For each of the Offerings, a participating Employee shall be deemed to have been granted an option (the "Option") to purchase, on the applicable Offering Commencement Date, a maximum number of Shares equal to an amount determined as follows: 85% of the market value of a share of Common Stock on the applicable Offering Commencement Date shall be divided into an amount equal to
(x) that percentage of the employee's base pay which he or she has elected to have withheld (but not in any case in excess of 10%) multiplied by (y) the Employee's semiannualized base pay. The market value of the Shares shall be determined as provided in clauses (i) and (ii) of subparagraph (b) below. An Employee's "semiannualized base pay" for any Offering shall be determined as follows: (i) for any Employee who was employed by the Company for the entirety of the six-month period ending on the day prior to the Offering Commencement Date, the Employee's total base pay for such six-month period; and (ii) for any Employee not employed for the entirety of such six-month period, the sum of the base pay earned in each of the full calendar months prior to the Offering Commence-ment Date during which the Employee was employed by the Company, divided by the number of full calendar months for which the Employee was employed, multiplied by six.

     (b) The purchase price of a Share purchased with payroll deductions made during each Offering (the "Option Exercise Price") shall be the lower of:

          (i) 85% of the closing sale price for the Shares as reported on The Nasdaq Stock Market (or, if the Common Stock is then listed on a recognized stock exchange, 85% of the composite closing price of the Shares on such stock exchange), as published in The Wall Street Journal, on the Offering Commencement Date applicable to such Offering (or on the next regular business date on which Shares shall be traded in the event that no Shares shall have been traded on the Offering Commencement Date); or

          (ii) 85% of the closing sale price for the Common Stock as reported on The Nasdaq Stock Market (or, if the Common Stock is then listed on a recognized stock exchange, 85% of the composite closing price of the Shares on such stock exchange), as published in The Wall Street Journal, on the Offering Termination Date applicable to such Offering (or on the next regular business date on which Shares shall be traded in the event that no Shares shall have been traded on the Offering Termination Date).

8.  Exercise of Option.

     With respect to each Offering during the term of the Plan:

     (a) Unless a participant gives written notice of withdrawal to the Company as hereinafter provided, his or her Option will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his or her account at that time will purchase at the applicable Option Exercise Price (but not in excess of the number of shares for which Options have been granted to the Employee pursuant to Paragraph 7(a)), and any excess in his or her account at that time will be returned to him or her.

     (b) An Employee who has elected to participate in an Offering may cancel such election as to all (but not part) of the unexercised rights granted under such Offering by giving written notice of such cancellation to the Company before the expiration of any exercise period. Any amounts withheld for the purchase of Shares from the Employee's compensation through payroll deductions shall be paid to the Employee without interest.

     (c) Fractional Shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional Shares or which are in excess of the limitations of Paragraph 7(a) shall be returned to an Employee promptly following the termination of an Offering.

9.  Delivery.

     As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the certificate or certificates representing the Shares purchased upon the exercise of such participant's Option.

10.  Withdrawal.

     (a) As provided in Paragraph 8(b), a participant may withdraw payroll deductions credited to his or her account under any Offering at any time prior to the applicable Offering Termination Date by giving seven days' prior written notice of withdrawal to the Company. All of the participant's payroll deductions credited to his or her account will be paid, without interest, to the participant promptly after receipt of such notice of withdrawal and no further payroll deductions will be made from his or her pay during such Offering. The Company may, at its option, treat any attempt by a participant to borrow on the security of accumulated payroll deductions as an election, under Paragraph 8(b), to withdraw such deductions.

     (b) A participant's withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

     (c) Upon termination of the participant's employment for any reason, including retirement but excluding death while in the employ of the Company or a Subsidiary, the payroll deductions credited to his or her account will be returned, without interest, to the participant or, in the case of his or her death subsequent to the termination of employment, to the person or persons entitled thereto under Paragraph 14.

     (d) Upon termination of the participant's employment because of death, his or her beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the Company prior to the expiration of the period of 30 days commencing with the date of the death of the participant, either

          (i) to withdraw all of the payroll deductions credited to the participant's account under the Plan; or

          (ii) to exercise the participant's option for the purchase of Shares on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full Shares which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable Option Exercise Price (but not in excess of the number of Shares for which Options have been granted to the participant pursuant to Paragraph 7(a)), and any excess in such account will be returned to said beneficiary.

     In the event that no such written notice of election shall be duly received by the Company, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant's account at the date of the participant's death and the same will be paid promptly to the said beneficiary.

11.  Interest

     No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant employee.

12.  Stock.

     (a) The maximum number of Shares which shall be made available for sale under the Plan is 30,000 Shares, and the maximum so available during any Offering under the Plan shall be 7,500 Shares, subject to further adjustment upon changes in capitalization of the Company as provided in Paragraph 17, plus any Shares available but not issued in any prior Offering under the Plan. If the total number of Shares for which Options are exercised on any Offering Termination Date in accordance with Paragraph 8 exceeds 7,500 (as adjusted upon changes in capitalization as provided in Paragraph 17) plus any Shares available but not issued in any prior Offering, the Company shall make a pro rata allocation of the Shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him or her as promptly as possible. If fewer than 7,500 Shares are purchased during an Offering, the amount not purchased may be carried over to and made available during any subsequent Offering or Offerings.

     (b) The participant will have no interest in the Shares covered by his or her Option until such Option has been exercised.

     (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

     (d) The Board of Directors of the Company may, in its discretion, require as conditions to the exercise of any Option that the Shares reserved for issue upon the exercise of the Option shall have been duly authorized for trading on The Nasdaq Stock Market and that either

          (i) a Registration Statement under the Securities Act of 1933, as amended, with respect to said Shares shall be effective; or

          (ii) the participant shall have represented in form and substance satisfactory to the Company that it is the participant's intention to purchase such Shares for investment.

13.  Administration.

     The Plan shall be administered by a Committee designated by the Board of Directors, or, if no such Committee is established, by the Board of Directors of the Company (hereinafter, the Committee so designated by the Board of Directors, or, if no such Committee is established, the Board of Directors shall be referred to as the "Administrating Group"). The officer of the Company charged with day-to-day administration of the Plan shall, solely for matters involving the Plan, be an ex-officio member of the Administrating Group. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Administrating Group. Determinations made by the Administrating Group with respect to any matter or provisions contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Administrating Group shall remain in full force and effect unless and until altered, amended, or repealed by the Administrating Group. The Company shall indemnify Administrating Group members, to the fullest extent permitted by applicable statute, for any expenses incurred in defending a civil or criminal action or proceeding, arising out of such member's actions with respect to administration of the Plan, in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if such member shall be adjudicated not to have acted in the reasonable belief that such member's action was in the best interest of the Company.

14.  Designation of Beneficiary.

     A participant may file a written designation of a beneficiary who is to receive any Shares and/or cash in the event of the death of the participant prior to the delivery of such Shares or cash to the participant. Such designation of beneficiary may be changed by the participant at any time by written notice to the Company. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by the participant under the Plan, the Company shall deliver such Shares and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary, shall prior to the death of the participant by whom he has been designated, acquire any interest in the Shares or cash credited to the participant under the Plan.

15.  Transferability.

     Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an Option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant otherwise than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 8(b).

16.  Use of Funds.

     All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

17.  Effect of Changes in Shares.

     In the event of any changes of outstanding Shares by reason of stock dividends, subdivisions, combinations and exchanges of Shares, recapitalizations or mergers in which the Company is the surviving corporation, the aggregate number and class of Shares available under this Plan and the Option Exercise Price per Share shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be conclusive. Any such adjustments may provide for the elimination of any fractional Shares which would otherwise become subject to any Options.

18.  Amendment or Termination.

     The Board of Directors of the Company may at any time terminate or amend the Plan. Except as hereinafter provided, no such termination can affect Options previously granted, nor may an amendment make any change in any Option theretofore granted which would adversely affect the rights of any participant nor may an amendment be made without the prior approval of the stockholders of the Company if such amendment would (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of Shares which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation under the Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Options granted under the Plan to the extent necessary to qualify any or all such Options for favorable federal income tax treatment. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Options granted under the Plan to the extent necessary (except, in the case of previously granted Options, if such amendment or modification would constitute a "modification" under Section 425(h) of the Code) to qualify any or all of such Options and the holders thereof for such favorable or requisite treatment as may be afforded or mandated by Rule 16b-3, as amended from time to time, of the Securities and Exchange Commission, or any successor rule.

19.  Notices.

     All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Director of Human Resources.

20.  Merger.

     If the Company shall at any time merge with another corporation and the Company is the surviving entity, the holder of each Option then outstanding will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such Option for each Share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such merger, and the Board of Directors of the Company shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of Paragraph 17 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such option might thereafter be entitled to receive thereunder. In the event of a merger or consolidation in which the Company is not the surviving entity, or of a sale of assets in which the Company is not the surviving entity, the Plan shall terminate, and all payroll deductions credited to participants' accounts shall be returned to them; provided, however, that the Board of Directors may, in the event of such merger, consolidation or sale, accelerate the Offering Termination Date of the Offering then in effect and permit participants to purchase Shares under the Plan at such accelerated Offering Termination Date.

21.  Approval of Stockholders.

     The Plan has been adopted by the Board of Directors of the Company, but is subject to the approval of the stockholders of the Company at the Annual Meeting of Stockholders to be held on June 13, 1995.

22.  Registration and Qualification of the Plan Under Applicable Securities
Laws.

     Notwithstanding anything in the Plan to the contrary, no Option shall be granted under the Plan until such time as the Company has qualified or registered the Shares which are subject to the Option under the applicable federal and state securities laws to the extent required by such laws. In the event the Shares shall not have been so qualified and registered prior to the date an Offering is scheduled to commence, the Offering Commencement Date shall be the date upon which the registration of the Shares and other qualification shall have become effective.

                                    APPENDIX

                               BGS SYSTEMS, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 13, 1995

     The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Jeffrey P. Buzen, Harold S. Schwenk, Jr. and C. Russel Hansen, Jr. and each of them, attorneys or attorney of the undersigned (with full power of substitution) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of BGS Systems, Inc. (the "Company") to be held at the corporate offices of the Company, 128 Technology Center, Waltham, Massachusetts on June 13, 1995 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

     Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at the meeting the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                         BOARD OF DIRECTORS OF THE COMPANY

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

/ X /  PLEASE MARK VOTES AS IN THIS EXAMPLE.

The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election or proposal specified below, this proxy will be voted for such election or proposal.

1. To fix the number of directors at four and elect the nominee listed below to serve as Class III Director.

Nominee: Harold S. Schwenk, Jr.

     /  / FOR     /  / WITHHELD

2. Approval of the Company's 1995 Employee Stock Purchase Plan as described in the accompanying proxy statement

     /  / FOR     /  / AGAINST     /  / ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before said meeting or any adjournments thereof.

/  / MARK HERE IF YOU PLAN TO ATTEND THE MEETING

/  / MARK HERE FOR ADDRESS CHANGE AND MARK BELOW.

In signing, please write (name) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally.

Signature:                                Date
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Signature:                                Date
- - ---------------------------------------   -------------------------------------